SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   November 16, 2004

NALCO HOLDING COMPANY
(Exact Name of Registrants as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

011-32342	16-1701300
(Commission File Number)	(IRS Employer Identification No.)
1601 West Diehl Road, Naperville, IL	60563-1198
(Address of Principal Executive Offices)	(Zip Code)

630-305-1000
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

On November 16, 2004, immediately prior to the completion of the offering described in the Registration Statement on Form S-1 of Nalco Holding Company (the "Company"), File No. 333-118583 (the "Offering"), the Company entered into the following agreements:

Warrant

The Company issued a warrant to Nalco LLC to purchase, for $0.01 per share, up to 6,191,854 shares of the Company's common stock. The warrant enables Nalco LLC to deliver shares to members of the Company's management who have the right to put, or sell, certain units they hold in Nalco LLC which are outstanding on the date the Offering is completed (and which Nalco LLC is entitled to repurchase in certain circumstances when such members of management leave the Company) in exchange for the Company's shares. See "Management Members Agreements which are filed as Exhibits 10.30 – 10.39 to the Registration Statement on Form S-1 of Nalco Holding Company (the "Registration Statement") and the description of "Warrant" in the Registration Statement.

Registration Rights Agreement

The Company entered into an agreement with Nalco LLC and its members pursuant to which the Company might be required to register the sale of its shares held by Nalco LLC and its members, including shares issuable upon the exercise of the Warrant described in the preceding paragraph. Under this Agreement, certain of the Nalco LLC members (controlled by The Blackstone Group, Apollo Management, L.P. and GS Capital Partners – collectively the "Sponsors") will have the right to request that the Company register the sale of its shares held by Nalco LLC, including shares issuable upon the exercise of the Warrant described in the preceding paragraph, on their behalf, and those members may require the Company to make available a shelf registration statement permitting sales of shares into the market from time to time over an extended period. In addition, all members of Nalco LLC will have the ability to exercise certain piggy-back registration rights in connection with registered offerings requested by the Sponsors or the Company. Immediately after the Offering, Nalco LLC will own 97,218,925 shares entitled to the registration rights.

Stockholders Agreement

The Company, Nalco LLC and the Sponsors entered into a stockholders agreement which provided that the Company's board of directors will initially consist of eight members, which, subject to the provisions described below, may be increased to not more than ten members. Nalco LLC is entitled to designate a nominee for election to each available seat on the board of directors; provided that the eighth, ninth and tenth of such nominees shall qualify as independent directors under the rules of the New York Stock Exchange, on which the shares of our common stock are traded. The board of directors may be further expanded in accordance with applicable laws or New York Stock Exchange rules. The stockholders agreement will provide that six of Nalco LLC's nominees to the board of directors (other than independent directors) will be split evenly among the Sponsors (subject to adjustment based on their holdings in Nalco LLC) with the seventh to be nominated by agreement of the Sponsors.

If the Company is required by New York Stock Exchange rules to have a majority of independent directors on its board of directors, upon the occurrence of any transaction whereby Nalco LLC ceases to own more than 50% of the Company's outstanding common stock, Nalco LLC will cause three directors nominated by Nalco LLC (other than independent directors) to resign from the board of directors. The board of directors will simultaneously be reduced or increased, as the case may be, in size to nine directors. The two vacancies thus created will be filled by independent directors appointed by the nominating and corporate governance committee of the board of directors. Following such a transaction, for so long as Nalco LLC continues to hold more than 35% of our outstanding common stock it shall retain the right to designate four nominees for election to our board of directors, subject to compliance with New York Stock Exchange rules, three of which shall be allocated evenly among the Sponsors with the fourth, which may be our Chief Executive Officer, to be nominated by agreement of the Sponsors. If Nalco LLC continues to hold (1) less than 35% but at least 25% of our outstanding common stock, it will retain the right to designate three director nominees; (2) less than 25% but at least 15% of our outstanding common stock, it will retain the right to designate two director nominees; and (3) less than 15% but at least 10% of our outstanding common stock, it will retain the right to designate at least one director nominee, and in each case, Nalco LLC will cause such number of directors nominated by Nalco LLC to resign as would be necessary to make the number of remaining directors correspond with Nalco LLC's designation rights unless the Company decides that any such directors should continue to serve on our board of directors. Once Nalco LLC holds less than 10% of our outstanding common stock, it shall have no right to designate directors. Pursuant to the stockholders agreement, any Sponsor that does not have the right, through Nalco LLC, to nominate a director to the board of directors, shall have the right to nominate a non-voting observer to attend board meetings.

To the extent permitted by applicable law, each Sponsor will have the right to include at least one director specified by such Sponsor on each of our board committees. If a director specified by a Sponsor is not eligible to be a member of a board committee, such Sponsor will have the right, to the extent permitted by applicable law, to nominate an observer to attend such meetings of such committee.

Sponsor Services Agreement

On November 4, 2003, the affiliates of Sponsors entered into a monitoring fee agreement under which these affiliates of the Sponsors agreed to provide certain structuring, advisory and management services to subsidiaries of the Company for a twelve-year period, unless earlier terminated by agreement between such subsidiaries of the Company and the Sponsors or until such time as the Sponsors' direct or indirect ownership of the Company fell below 5%. The annual monitoring fee under this monitoring fee agreement was equal to the greater of $10 million or 2% of the EBITDA for the Company's subject subsidiaries for the preceding fiscal year.

In connection with the Offering, the Company amended and restated the monitoring fee agreement pursuant to which the Company terminated the monitoring services provided by the Sponsors' affiliates. The Company's subsidiary paid the Sponsors' affiliates a termination fee of $35.0 million. The amended and restated agreement, which is referred to as the "sponsor services agreement," will provide the Sponsors' affiliates with a right of first refusal to provide the Company and its subsidiaries with financial advisory services in exchange for mutually agreeable compensation. This right of first refusal will terminate when the Sponsors directly or indirectly hold less than 5% of the Company's outstanding common stock.

The Company will indemnify the Sponsors and their affiliates, directors, officers and representatives for losses relating to the services contemplated by the monitoring fee/sponsor services agreements and their engagement of the affiliates by the Sponsors pursuant to, and the performance by them of the services contemplated by, the monitoring fee/sponsor services agreement.

Nalco Holding Company 2004 Stock Incentive Plan

The Company has adopted the Nalco Holding Company 2004 Stock Incentive Plan. The following is a summary of the stock incentive plan. The full text of the stock incentive plan is attached as an exhibit.

The stock incentive plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to employees, directors, and consultants of the Company and its affiliates. A maximum of 7,500,000 shares of common stock may be subject to awards under the stock incentive plan. The number of shares issued or reserved pursuant to the stock incentive plan (or pursuant to outstanding awards) is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by awards that expire, terminate or lapse will again be available for grant under the stock incentive plan. No awards may be granted under the stock incentive plan after the tenth anniversary of its date of adoption, provided that any awards granted prior to such date may extend beyond that date.

Administration.    The stock incentive plan will be administered by a committee of the Company's board of directors; provided that the Company's board of directors may take any action designated to the committee. The committee will have discretion to determine the employees, directors and consultants to whom awards may be granted under the stock incentive plan and the manner in which such awards will vest. The committee will be authorized to establish the terms and conditions of awards granted under the stock incentive plan and to waive any such terms and conditions at any time (including without limitation, accelerating or waiving any vesting conditions). Options, stock appreciation rights, restricted stock and other stock-based awards will be granted by the committee to employees, directors and consultants in such numbers and at such times during the term of the stock incentive plan as the committee shall determine. The committee will be authorized to interpret the stock incentive plan, to establish, amend and rescind any rules and regulations relating to the stock incentive plan, and to make any other determinations that it deems necessary or desirable for administration of the stock incentive plan. The committee may correct any defect, supply any omission or reconcile any inconsistency in the stock incentive plan in the manner and to the extent the committee deems necessary or desirable.

Options.    The committee will determine the exercise price for each option; provided, however, that incentive stock options must have an exercise price that is at least equal to the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price in (i) cash, (ii) by the surrender of a number of shares of common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, (iii) partly in cash and partly in shares, (iv) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to the company an amount out of the process of the sale equal to the aggregate exercise price for the shares being purchased or (v) another method approved by the committee. Awards of incentive stock options under our stock incentive plan will be subject to certain additional restrictions.

Stock Appreciation Rights.    The committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right will be an amount determined by the committee; provided, however, that the exercise price may not be less than the fair market value of the common stock on the date the stock appreciation right is granted. With respect to the stock appreciation rights granted in connection with an option, the exercise price may not be less than the exercise price for such option. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to (i) the excess of (1) the fair market value on the exercise date of one share of common stock over (2) the exercise price, times (ii) the number of shares of common stock covered by the stock appreciation right. Payment shall be made in common stock and partly in cash, all as shall be determined by the committee.

Other Stock-Based Awards.    The committee may grant awards of restricted stock units, rights to purchase stock, restricted stock, phantom stock units or other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, share of common stock. The other stock-based awards will be subject to the terms and conditions established by the committee.

Transferability.    Unless otherwise determined by the committee, awards granted under the stock incentive plan are not transferable other than by will or by the laws of descent and distribution.

Change of Control.    In the event of a change of control (as defined in the stock incentive plan), the committee may provide for the (i) termination of an award upon the consummation of the change of control, but only if the award has vested and been paid out or the participant has been permitted to exercise an option in full for a period of not less than 30 days prior to the change of control, (ii) acceleration of all or any portion of an award, (iii) payment in exchange for the cancellation of an award and/or (iv) issuance of substitute awards that will substantially preserve the terms of any awards.

Amendment and Termination.    The committee may amend, alter or discontinue the stock incentive plan in any respect at any time, but no amendment may diminish any of the rights of a participant under any awards previously granted, without his or her consent.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware with an effective date of November 16, 2004. The Amended and Restated Certificate of Incorporation was duly approved and adopted by the Company's board of directors and by its sole stockholder on November 8, 2004. The Amended and Restated By-Laws of the Company were approved and adopted by the board of directors on November 8, 2004 and effective November 16, 2004.

Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including, those attempts that might result in a premium over the market price for the shares held by stockholders including the following:

Classified Board.    The Company's Amended and Restated Certificate of Incorporation provides that the board of directors of the Company will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company's board. The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board, but must consist of not less than three or more than fifteen directors. The Company is party to a stockholders agreement which, among other things, specifies that the Company's board of directors shall consist of no more than ten members (to be reduced to nine members upon Nalco LLC no longer holding more than 50% of the Company's outstanding common stock).

Removal of Directors; Vacancies.    The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that unless otherwise provided in the Company's stockholders agreement, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that unless otherwise provided in the stockholders agreement, any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

No Cumulative Voting.    The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws do not expressly provide for cumulative voting.

No Stockholder Action by Written Consent.    The Company's Amended and Restated Certificate of Incorporation prohibits stockholder action by written consent. It also provides that special meetings of the Company's stockholders may be called only by the chairman of the board of directors, the chief executive officer or secretary of the Company at the direction of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.    The Company's Amended and Restated By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at the Company's principal executive officers not less than 90 days nor more than 120 days prior to the first anniversary date of the previous year's annual meeting. The Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder's notice.

Supermajority Provisions.    The Company's Amended and Restated Certificate of Incorporation provides that the following in the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of the Company's stock entitled to vote:

•	Classified board (the election and term of directors);

•	The removal of directors;

•	Limited liability of directors;

•	Indemnification and advancement of expenses by the Company to the Company's directors, officers, employees or agents;

•	The prohibition on stockholder action by written consent;

•	The ability to call a special meeting of stockholders being vested solely in the board of directors and the chairman of the board;

•	The advance notice requirements for stockholder proposals and director nominations; and

•	The amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.

The Amended and Restated Certificate of Incorporation grants the board of directors the authority to amend and repeal the Company's Amended and Restated By-Laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or the Company's Amended and Restated Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors.    The Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	For breach of duty of loyalty;

•	For acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•	Under Section 174 of the DGCL (unlawful dividends); or

•	For transactions from which the director derived improper personal benefit.

The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to advance certain expenses (including attorney's fees and disbursements and court costs) to its directors and officers and carry directors' and officers' insurance providing indemnification for its directors, officers and certain employees for some liabilities.

For more information regarding these amendments please see the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, which are attached as Exhibit 3.01 to this report.

Item 9.01(c).    Exhibits

Amended and Restated Certificate of Incorporation

Amended and Restated Bylaws

Warrant

Registration Rights Agreement

Stockholders Agreement

Sponsor Services Agreement

2004 Stock Incentive Plan